EXHIBIT 11.1

                                INTERCARDIA, INC.

                 STATEMENT RE COMPUTATION OF NET LOSS PER SHARE
                  (Dollars in thousands, except per share data)



                                                            Three Months Ended                        Nine Months Ended
                                                                 June 30,                                   June 30,
                                                  -------------------------------------      --------------------------------------
                                                        1998                 1997                  1998                  1997
                                                  ----------------     ----------------      ----------------      ----------------
Net loss per Unaudited Consolidated
   Statements of Operations                       $        (10,189)    $         (3,016)     $        (17,341)     $         (5,839)
                                                  ================     ================      ================      ================

Weighted average number of common
   shares and common share
   equivalents outstanding - basic and
   diluted                                               7,167,708            6,989,690             7,056,621             6,978,121
                                                  ================     ================      ================      ================

Net income (loss) per common share
   - basic                                        $          (1.42)    $          (0.43)     $          (2.46)     $          (0.84)
                                                  ================     ================      ================      ================

Net income (loss) per common share
   - diluted                                      $          (1.42)    $          (0.43)     $          (2.46)     $          (0.84)
                                                  ================     ================      ================      ================





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